Exhibit 10.35

PERFORMANCE-BASED RSU AWARD NOTICE
to [Name]
(Stock-Settled)
Performance Period January 1, 20[    ] to December 31, 20[    ]
1. The Program. This document constitutes your formal Award Notice with respect to an Award of RSUs as a Participant under the United Continental Holdings, Inc. Performance-Based RSU Program (as amended from time to time, the “Program”) adopted under the United Continental Holdings, Inc. 2017 Incentive Compensation Plan (as amended from time to time, the “ICP”). This Award Notice evidences your receipt of an award of RSUs under the Program with respect to the performance period commencing on January 1, 20[    ] and ending on December 31, 20[__] (the “Performance Period”) and with respect to Performance Goals established by the Committee and set forth below. This Award is subject to the terms of the Program and the ICP. The effective date of your commencement in the Program with respect to this Award is [                    ].
2. Number of RSUs; Performance Measure(s) and Performance Goals. The Committee has established Performance Measure(s) and Performance Goals for this Award. Below are the terms applicable to this Award:
(a) RSUs. The number of RSUs subject to this Award as of the effective date of grant is              (stretch level)[, of which ____% of the RSUs will vest based on the _______ Performance Measure and ___ % of the RSUs will vest based on the __________ Performance Measure1].
(b) Performance Measure(s) and Performance Goal(s). The Committee has established the following Performance Measure(s) applicable to this Award: [Insert Performance Measure(s)]
[______________ Performance Measure.2 Achievement of the Performance Goal for the Performance Period means that the [Insert Performance Measure] achieved by the Company with respect to the Performance Period equals or exceeds the Entry Level for the Performance Period. The Entry Level, Target Level, and Stretch Level are as follows:

i.	Entry Level means ___________________; and;

ii.	Target Level means _____________________; and

iii.	Stretch Level means ____________________. ]

If a Change of Control occurs during the Performance Period, then the Performance Goal for each Performance Measure for the Performance Period will be deemed to have been achieved at the _______ Level.
3. Achievement of Performance.
(a) Payment Amount. If the Performance Measure for the Performance Period reaches a performance level that equals or exceeds the Entry Level and you have remained continuously employed by the Company or a Subsidiary through the end of the Performance Period, then the Payment Amount with respect to this Award will be an amount equal to (i) the number of RSUs subject to your Award for the Performance Period, multiplied by (ii) your Vested Percentage for the Performance Period applicable to such Performance Measure.

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1 Include clause to reflect the % opportunity related to each Performance Measure(s) established by the Committee.
2 Duplicate this section and provide Entry, Target and Stretch goals for each Performance Measure(s) established by the Committee.

(b) Vested Percentage. Your Vested Percentage with respect to the Performance Period will be determined in accordance with the following table(s) (straight line interpolation will be used between levels):

Level of [Insert Performance Measure] Achieved[3]	Vested Percentage
Entry	% (Entry Level RSU Percentage)

Target	% (Target Level RSU Percentage)

Stretch (or higher)	% (Stretch Level RSU Percentage)
4. Continuous Employment Required. Receipt of a Payment Amount is conditioned on your continuous employment with the Company or its Subsidiaries through the last day of the Performance Period (with limited exceptions, as described in the Program).
5. Pro-Ration. Your Award may be prorated as provided in the Program under certain circumstances.
6. Settlement of RSUs. The RSUs granted to you pursuant to this Award Notice will be settled in Company Stock. The Company shall deliver to you, at the times set forth in the Program, one share of Company Stock for each RSU that becomes vested in accordance with the terms of this Award Notice. Upon settlement, a number of RSUs equal to the number of shares of Company Stock represented thereby shall be extinguished and such number of RSUs will no longer be considered to be held by you for any purpose. To the extent that any RSUs do not vest in accordance with this Award Notice, such RSUs shall be forfeited and you shall have no further rights with respect to such RSUs.
7. Voting Rights; Dividend Equivalents. You do not have any of the rights of a stockholder with respect to the RSUs granted to you pursuant to this Award Notice until shares of Company Stock with respect to such RSUs are delivered to you in accordance with Section 6. Further, except as otherwise required pursuant to the adjustment provisions set forth in the ICP, you do not have the right to vote or to receive any dividends or any dividend equivalents relating to such dividends declared or paid on the shares of Company Stock with respect to the RSUs granted to you pursuant to this Award Notice.
8. Tax Withholding and Consents.
(a) Tax Withholding. The delivery of shares of Company Stock pursuant to Section 6 of this Award Notice is conditioned on satisfaction of any applicable withholding taxes in accordance with Section 10(d) of the ICP. The Company will withhold from the number of shares of Company Stock otherwise deliverable to you pursuant to Section 6 a number of shares (or, to the extent applicable, such other securities) having a Fair Market Value (as defined in the ICP) equal to such withholding liability; provided that you may elect alternatively to satisfy your tax withholding obligation, in whole or in part, by any of the following means: (i) a cash payment to the Company or (ii) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Company Stock having an aggregate Fair Market Value (as defined in the ICP) equal to such withholding liability. Notwithstanding the foregoing, the Company shall be authorized to take such actions as the Company may deem necessary (including, without limitation, in accordance with applicable law, withholding amounts from any compensation or other amounts owing from the Company to you) to satisfy all obligations for the payment of such taxes. Subject to the terms of the ICP and as a condition of the Award, you acknowledge that, regardless of any action taken by the Company, or if different, your employer, the ultimate liability for all applicable Federal, state, local or foreign income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Program and legally applicable to you (“Tax-Related Items”), is and remains your responsibility and may exceed the amount actually withheld by the Company, or if different, your employer. You further acknowledge that the Company and/or your employer (1) make no representations or undertaking regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including but not limited to, the grant, vesting or settlement of the Award; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in

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3 Insert table to reflect applicable opportunity levels for each Performance Measure(s) established by the Committee. If same payout level for each Performance Measure, only one table to be inserted.

more than one jurisdiction between the grant date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Consents. Your rights in respect of the RSUs are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may determine to be necessary or advisable (including, without limitation, your consenting to the Company’s supplying to any third-party recordkeeper of the ICP such personal information as the Committee deems advisable to administer the ICP).
9. Requirements of Law. The grant of RSUs under the Program, and the issuance of shares of Company Stock upon the vesting of the RSUs shall be subject to, and conditioned upon, satisfaction of all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
10. Additional Requirements. The Company reserves the right to impose other requirements on the RSUs, and your participation in the Program, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the administration of the Award and the Program. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
11. Program and ICP Control. Capitalized terms used in this Award Notice are defined in the Program. The Program and the ICP are hereby incorporated into this Award Notice by reference. All statements in this Award Notice are qualified in their entirety by reference to the Program and the ICP. If you have any questions, please contact                     , or if you wish to obtain a copy of the Program or the ICP, please contact                     .